Exhibit 1.1
UNDERWRITING AGREEMENT

Westmoreland Coal Company

1,464,789 Shares of Common Stock

Underwriting Agreement
July 10, 2014
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o BMO Capital Markets Corp.
3 Times Square
New York, NY 10036

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Ladies and Gentlemen:

Westmoreland Coal Company , a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 1,464,789 shares of Common Stock, par value $2.50 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 219,718 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-180946), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to

Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex D, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 8, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto.

“Applicable Time” means 5:30 P.M., New York City time, on July 10, 2014.

2.Purchase of the Shares by the Underwriters.

(a)The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $33.725.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on July 16, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(d)The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex D hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, as of the Applicable Time, complied in all material respects with the requirements of the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus during the Prospectus Delivery Period (as defined below) will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares when a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(f)Financial Statements. (i) The historical financial statements (including the related notes) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The other financial information and related data incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; (ii) the financial information of Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. (the “Canadian Entities”) incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Canadian Entities as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby; (iii) the financial statements of Westmoreland Resources, Inc. and its subsidiary (“Westmoreland Resources”) incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Westmoreland Resources and its consolidated subsidiaries as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby; (iv) the financial statements of Westmoreland Energy LLC and its subsidiaries (“Westmoreland Energy”) incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Westmoreland Energy and its consolidated subsidiaries as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby; (v) the financial statements of Westmoreland Kemmerer, Inc. (“Westmoreland Kemmerer”) incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Westmoreland Kemmerer and its consolidated subsidiaries as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby; (vi) the financial statements of Kemmerer Mine incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Kemmerer Mine as of the dates indicated and results of operations and cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (except as may be described in notes thereto) applied on a consistent basis throughout the periods covered thereby; and (vii) The pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effect directly attributable to the transactions and events described therein and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensbile Business Reporting Language incorporated by reference in each of the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(g)No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock of the Company upon exercise of stock options described as outstanding, grants of options and awards under existing equity incentive plans, settlement of stock appreciation rights in Common Stock, issuances of Common Stock in connection with the Company’s 401(k) Plan, issuances of Common Stock to the Company’s pension plans, and conversion of outstanding preferred stock of the Company into Common Stock, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on its Common Stock, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole, (ii) the Company has not incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) the Company has not entered into any transaction not in the ordinary course of its business, and (iv) the Company has not sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental or regulatory action, order or decree, except in each of cases (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and each of its subsidiaries, taken as a whole, or consummation of any of the transactions contemplated hereby (a “Material Adverse Effect”), or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)Organization and Good Standing. The Company and each of its subsidiaries (i) have been duly organized and are validly existing and in good standing as a corporation or other business entity under the laws of their respective jurisdictions of organization (to the extent the concept of good standing is relevant in the relevant jurisdiction) and (ii) are duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except, with respect to clause (ii) above, where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Annex F hereto.

(i)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such liens, encumbrances or claims as are existing on the date hereof relating to amounts outstanding under the Amended and Restated Loan and Security Agreement, effective as of April 28, 2014, between the Company and certain other affiliated subsidiaries and The PrivateBank and Trust Company (the “Credit Agreement”) and the Company’s 10.750% senior secured notes due 2018 (the “Senior Secured Notes”), and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(k)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(m)No Violation or Default. None of the Company or any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would reasonably be expected to constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clause (iii), to the extent any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)No Conflicts. The execution, delivery and performance by the Company of each of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets except, with respect to clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(o)No Consents Required. No consent, approval, authorization, or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(p)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others; and (ii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings or contracts or other documents that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iii) there are no documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed as exhibits to the Registration Statement.

(q)Independent Accountants. Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, Westmoreland Energy, Westmoreland Resources and Westmoreland Kemmerer, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). Deloitte LLP, which has audited certain financial statements of the Canadian Entities, and whose report is incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB. Tanner LLC, which has audited certain financial statements of Kemmerer Mine, and whose report is incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB.

(r)Title to Real and Personal Property. (i) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects, except for such liens, encumbrances and claims as are existing on the date hereof relating to amounts outstanding under the Company’s Credit Agreement and Senior Secured Notes, and such as are described in the Pricing Disclosure Package and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and (ii) all assets (including real property) held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all liens, encumbrances and defects except for liens and encumbrances existing under the terms of such leases, as may exist with respect to the lessor and such as do not materially affect the value of such leasehold interest and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.

(s)Title to Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and none has received written notice that the conduct of their respective businesses conflicts with, and none has received any written notice of any claim of conflict with, any such rights of others.

(t)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(u)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)Taxes. The Company and each of its subsidiaries have filed all material income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions and paid all taxes due thereon other than those being contested in good faith and for which reserves have been provided in accordance with the accounting principles applicable to the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company or any subsidiary have any knowledge of any tax deficiencies that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)Licenses and Permits. The Company and each of its subsidiaries have such permits, licenses, certificates of need and other approvals or authorizations of governmental or regulatory authorities (including the Crow Tribe of Indians) (“Permits”) as are necessary under applicable law to own its properties and conduct its business, as currently conducted, in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to all material Permits, and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)No Labor Disputes. Except as described in each of the Pricing Disclosure Package and the Prospectus, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)Compliance with and Liability under Environmental Laws. Except as disclosed in each of the Pricing Disclosure Package and Prospectus, the Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to harmful or deleterious substances (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of Materials of Environmental Concern, (iii) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its other subsidiaries under Environmental Laws or regarding Materials of Environmental Concern, and (iv) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto property owned or leased by the Company or any of its other subsidiaries or into the environment surrounding such property of any Materials of Environmental Concern, except in the case of clauses (i), (ii), (iii) or (iv) where such non-compliance, violation, liability, proceedings, spill, discharge, leak, emission, injection, escape, dumping or release or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or known by the Company to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party in which monetary sanctions may be imposed, other than such proceedings regarding which the Company reasonably believed such monetary sanctions will not be $100,000 or higher, and (y) neither the Company nor any of its subsidiaries anticipates material costs or capital expenditures to comply with Environmental Laws. The term “Materials of Environmental Concern” means any hazardous wastes, toxic wastes, hazardous substances, medical wastes, and terms of similar meaning as defined in or regulated under any applicable Environmental Laws.

(z)Compliance with ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) for which the Company or any member of its respective “Controlled Group” (defined as any (A) organization which is, or within the preceding six years, was a member of a controlled group of corporations with, or considered under common control and treated as one employer with, the Company or any of its subsidiaries under Section 414(b),(c),(m) or (o) of the Code or (B) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA) could have any actual or contingent liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code and the regulatory guidance promulgated thereunder; (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the Pension Benefit Guaranty Corporation regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any Plan; (iii) the Company has not incurred, and does not reasonably expect to incur, any liability under Title IV of ERISA (other than contributions to Plans or premiums to the Pension Benefit Guarantee Corporation, in each case in the ordinary course and without default) in respect of any Plan; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) each Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA has satisfied the minimum funding requirements (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA and is reasonably expected to satisfy the minimum funding requirements in the future (without taking into account any waiver thereof or extension of any amortization period); (vi) except as described in the Pricing Disclosure Package, the fair market value of the assets of each Plan (other than a “multiemployer plan” as defined in Section 3(37) of ERISA) is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) as of the relevant date or dates described in Pricing Disclosure Package; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement the Pricing Disclosure Package and the Prospectus; and (ix) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under the Coal Industry Retiree Health Benefit Act (other than contributions or premiums in the ordinary course and without default). Notwithstanding anything to the contrary in the preceding, each of the foregoing representations applies to a “multi-employer plan” as defined in Section 3(37) of ERISA only to the knowledge of the Company and excludes matters with respect to such plans that are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa)Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and concluded that such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(cc)    Compliance with Labor Laws. None of the Company or any other subsidiary of the Company is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(dd)    Internal Control Over Financial Reporting. The Company and its subsidiaries (i) make and keep materially accurate books and records and (ii) to the extent required by the Exchange Act and applicable accounting principles, maintain and have maintained since December 31, 2013 effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised by Ernst and Young LLP or by the audit committee of the board of directors of the Company of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since such date, there have been no material changes in the Company’s internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee)    Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of the businesses of such entities and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. (i) All material policies of insurance of the Company and its subsidiaries are in full force and effect; (ii) the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; (iii) none of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; (iv) there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (v) none of the Company or its subsidiaries has received notice from any insurer or agent of such insurer that it will not be able to renew its existing insurance coverage as and when such coverage expires nor, to the knowledge of the Company, does any fact or circumstance exist that would reasonably be expected to result in the failure of the Company or its subsidiaries to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)    No Unlawful Payments. (i) The Company and its subsidiaries and their respective directors, officers, employees and (to the knowledge of the Company) agents have conducted their business in compliance with all laws, rules and regulations of any jurisdiction applicable to the Company and its subsidiaries concerning or relating to bribery or corruption (collectively, the “Anti-Corruption Laws”). (ii) None of the Company or any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, or (to the knowledge of the Company), any agent, employee or other person associated with or acting on behalf of the Company or any of its respective subsidiaries, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or any other applicable law or regulation implementing the OECD Convention or Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti- bribery or Anti-Corruption laws; or (d) made, offered, agreed, requested or taken any act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries will institute, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and Anti-Corruption laws.

(gg)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, which legislative framework is commonly referred to as the Bank Secrecy Act, as amended by Title III of the Uniting Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)    Compliance with Sanctions Laws. None of the Company or any of its subsidiaries or their respective directors, officers, or employees, or (to the knowledge of the Company) agents or representatives of the Company or its subsidiaries acting or benefiting in any capacity in connection with this Agreement: (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident of a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan or Syria (each a “Sanctioned Country”); or (iv) has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (A) with any Designated Person (other than as permitted by applicable Sanctions), (B) in a Sanctioned Country (except to the extent permitted by applicable Sanctions) or (C) otherwise in violation of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) financing the activities of or business with any person that, at the time of such financing, is the subject or the target of Sanctions or (ii) funding or facilitating in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. The term “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC or by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority. The term “Designated Person” means any person listed on a Sanctions List. The term “Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or the European Union or Her Majesty’s Treasury or any similar list maintained by any other U.S. government entity or other relevant sanctions entity, in each case as the same may be amended, supplemented or substituted from time to time.

(ii)    Relations with Indigenous Groups. No dispute between the Company or any of the Company’s subsidiaries and any local, native or indigenous group (including the Crow Tribe of Indians) exists or is, to the Company’s knowledge, threatened or imminent with respect to any of the Company’s or such subsidiaries’ properties or exploration activities that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)    Coal Reserves. The qualitative and quantitative data regarding proven and probable coal reserves of the Company referenced in the Registration Statement, the Pricing Disclosure Package and the Prospectus was derived in all material respects in accordance with all applicable industry standards, including Industry Guide 7 under the Exchange Act, other than such information relating to the Canadian Entities which was derived in all material respects in accordance with all applicable Canadian industry standards.

(kk)    No Restrictions on Subsidiaries. None of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such person’s capital stock, from repaying to the Company any loans or advances to such person from the Company or from transferring any of such person’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

(ll)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(nn)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of the Shares.

(oo)    Margin Rules. None of the transactions contemplated by this Agreement (including, without limitation, the application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(pp)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ss)    Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to the Underwriters.

4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and will furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters within the time period required under Rule 424(b) of the Securities Act and, within a reasonable time period, printed copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as the Representatives may reasonably request.

(b)Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.

(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to obtain a withdrawal of any such issued order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares.

(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, as applicable, and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the

Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law, as applicable.

(f)Anti-Corruption Laws. The Company shall (i) conduct its business in compliance with Anti-Corruption Laws; (ii) institute and maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (iii) implement appropriate controls and safeguards designed to prevent any proceeds from the offering from being used contrary to the representations and undertakings set forth herein. The Company shall comply in all material respects with all applicable foreign and domestic laws, rules and regulations (including the Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to this Agreement and the transactions contemplated hereby.

(g)Foreign Corrupt Practices Act. (i) The Company shall not, nor shall permit its subsidiaries to, directly or indirectly, use the proceeds of the offering (A) for any purpose that would breach, the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or, to the extent applicable, other similar legislation in other jurisdictions, (B) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person (except to the extent permitted by applicable Sanctions) or in a Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions are in effect from time to time; or (C) in any other manner that will result in the violation of any applicable Sanctions by the Underwriters. (ii) The Company shall not, nor shall it permit its subsidiaries to, use funds or assets, obtained directly or indirectly from transactions with or otherwise relating to (A) Designated Persons or (B) a Sanctioned Country, to pay or repay any amount owing to the Underwriters under this Agreement.

(h)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock issued upon the exercise or settlement of equity awards granted under the 2000 Nonemployee Directors’ Stock Incentive Plan, the 2002 Long-Term Incentive Stock Plan, the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors, or the 2014 Equity Incentive Plan for Employees and Non-Employee Directors. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 90-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(l)No Stabilization. The Company will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of the Shares.

(m)Exchange Listing. The Company will use its best efforts, subject to notice of issuance, to list for quotation the Shares on the Nasdaq.

(n)Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(o)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.Certain Agreements of the Underwriters.     Each Underwriter hereby represents and agrees that:

(a)It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus; provided that “issuer information,” as used in this Section 5(a), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above (including any bona fide electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated hereby (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to each of the following additional terms and conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission as required under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct when made and on and as of the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)Comfort Letters. At the time of execution of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP, Deloitte LLP, and Tanner LLC shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters in registered public offerings with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)Certificate of the Chief Financial Officer. At the time of execution of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the chief financial officer of the Company shall have furnished to the Representatives, at the request of the Company, a certificate in the form of Annex C hereto with respect to certain coal reserve and recent developments information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)Opinion and 10b-5 Statement of Counsel for the Company; General Counsel Opinion. (A) Holland & Hart LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, each of their written opinion and 10b-5 statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; and (B) the General Counsel of the Company shall have furnished to the Representatives, at the request of the Company, her opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(i)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k)Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization (to the extent the concept of good standing is relevant in the relevant jurisdiction) and the Company’s good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing and quotation on the Nasdaq, subject to official notice of issuance.

(m)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and those officers and directors of the Company listed on Annex E hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the

Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities, joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriting” in the Prospectus: the third sentence of the first paragraph, the concession and reallowance figures appearing in the third paragraph, and the second, third, fourth and fifth paragraphs appearing under the caption “Underwriting- Stabilization, Short Positions and Penalty Bids.”

(c)Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action (including any governmental or regulatory investigation), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure, and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified parties shall have the right to employ one counsel (in addition to any local counsel) to represent jointly the indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying parties under this Section 7, if (i) the indemnifying parties and the indemnified parties shall have so mutually agreed; (ii) the indemnifying parties have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties; (iii) the indemnified parties and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying parties; or (iv) the named parties in any such proceeding

(including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying parties, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel (in addition to any local counsel) shall be paid by the indemnifying parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which of the commissions received by it exceeds the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective purchase obligations hereunder and not joint.

(e)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.Defaulting Underwriter.

(a)If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting

Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the reasonable fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters); (viii) all expenses and application fees related to the listing and quotation of the Shares on the Nasdaq; and (ix) all reasonable travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, and expenses associated with any “road show” presentation; provided that, except as provided in this Section 11, the Underwriters shall pay their own costs and expenses, including without limitation costs and expenses of their counsel, any transfer taxes on subsequent sales of the Shares by the Underwriters (other than any sales hereunder), and the expenses of advertising any offering of the Shares made by the Underwriters.

(b)If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided with respect to a termination of this Agreement pursuant to Section 10 hereof, the Company shall only be obligated to reimburse the non-defaulting Underwriters for such expenses.

12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Shares, or any termination or cancellation of this Agreement, and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Miscellaneous.

(a)Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(i)if to the Underwriters, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to:

BMO Capital Markets Corp.
3 Times Square, Floor 28
New York, NY 10036
Attn: Thomas D . Dale
Facsimile: (212) 702-1885
Confirmation No.: (212) 702-1869

Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, NY 10005
Attn: General Counsel
Facsimile: (212) 797-4564

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Risë Norman, Esq.

Confirmation No.: (212) 455-3080
Facsimile: (212) 455-2502

(ii)if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to:

Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO 801122
Attention: Jennifer S. Grafton, Esq.
Confirmation No. (855) 922-6463
Facsimile: (720) 354-4476

with copies (which shall not constitute notice) to:

Holland & Hart LLP
6380 South Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111
Attention: Amy L. Bowler, Esq.
Confirmation No. (303) 290-1600
Facsimile: (303) 290-1606

any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(d)Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication, including facsimile or PDF) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument

(e)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WESTMORELAND COAL COMPANY

By:    /s/ Jennifer S. Grafton
Name: Jennifer S. Grafton
Title: General Counsel
Accepted: July 10, 2014
BMO CAPITAL MARKETS CORP.

By:    /s/ M.J. Anderson
Name: M.J. Anderson
Title: Managing Director
\

DEUTSCHE BANK SECURITIES INC.

By:    /s/ Brad Miller
Name: Brad Miller
Title: Director

By:    /s/ Benjamin Marsh
Name: Benjamin Marsh
Title: Director

For themselves and on behalf of the several Underwriters

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